Exhibit 99.2

BOSTON OMAHA

Q3 2026 Financial Results

November 13, 2026

Disclaimer

BOSTON OMAHA

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This presentation by Boston Omaha Corporation contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events, trends, contingencies or results, appear at various places in this presentation and use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "forecast," "future," "intend," "plan," "potential," "predict," "project," "strategy," "target" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; changes in the Company's business strategies and methods of generating revenue; the development and performance of the Company's services and products; the expected impact of acquisitions and dispositions; the Company's effective tax rates; future actions by regulators; and the Company's cost structure, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

- economic, financial, political, and regulatory conditions (including slower GDP growth or recession, instability in the business sectors we serve and inflation), and factors that contribute to uncertainty and volatility, natural and man-made disasters,
  civil unrest, public health crises (e.g., pandemics), geopolitical uncertainty (including military conflict), and conditions that may result from legislative, regulatory, trade and policy changes;
- our ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;
- competition by other companies;
- our ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential for a system or network disruption that results in regulatory penalties and remedial costs or improper disclosure of confidential information or data;
- our ability to attract, incentivize and retain key employees, especially in a competitive business environment;
- our significant equity investments in other companies, including Sky Harbour Group Corporation (NYSE:SKYH and SKYH.WS) and in other public and privately-held businesses;
- a decline in the demand for our products and services by our customers and other market participants;
- the ability of the Company, and its third-party service providers, to maintain adequate physical and technological infrastructure;
- the Company's ability to successfully recover from a disaster or other business continuity problem, such as an earthquake, hurricane, flood, civil unrest, terrorist attack, outbreak of pandemic or contagious diseases, security breach, cyber attack, data breach, power loss, telecommunications failure or other natural or man-made event;
- the level of merger and acquisition activity in the United States in each of our business segments;
- the level of our future cash flows and capital investments;
- the continuously evolving regulatory environment in the United States affecting each of our businesses and the products they offer, and our compliance therewith; and
- the impact of changes in applicable tax or accounting requirements on the Company.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company's businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company's filings with the SEC, including Item 1A, Risk Factors in our most recently filed Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 30, 2026, and our quarterly reports and other filings with the Securities and Exchange Commission.

Disclaimer

BOSTON OMAHA

COMPARISON OF ADJUSTED INFORMATION TO U.S. GAAP INFORMATION

This presentation includes Company financials on an as-reported basis. The Company also refers to and presents "Adjusted EBITDA" as the only non-GAAP financial measure within this presentation, for which additional disclosure is required as a "non-GAAP" measure within the meaning of Regulation G under the Securities Exchange Act of 1934.

The Company's use of this non-GAAP financial measure includes adjustments that reflect how management views our separately reported business segments. The Company believes the use of this non-GAAP financial measure provides useful supplemental information that enables investors to better compare the Company's performance across periods, and management also uses this measure internally to assess the operating performance of each of its business segments, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider the use of this non-GAAP financial measure in isolation from, or as a substitute for, the financial information that the Company reports. The Company's earnings releases, including its earnings release dated November 13, 2026, for the three and nine months ended September 30, 2026, contain financial measures calculated in accordance with GAAP that correspond to the non-GAAP financial measure included in this presentation. The Company's earnings releases are available on the Company's website at www.investor.bostonomaha.com/news.

Reconciliations of the use of this non-GAAP financial measure to the most comparable GAAP measure are provided in the appendix to this presentation.

Q3 2026 Highlights

BOSTON OMAHA

Link Media Outdoor	• Revenue growth of 2.4% YoY • Land cost of 17.5% (down from 18.2% in Q3 '25) • Adjusted EBITDA of ~$4.9 million (up 3.2% YoY)
Boston Omaha Broadband	• ~900 new fiber passings / ~500 new fiber subscribers / ~1,000 net fixed wireless subscriber losses • ~$4.5 million in capital expenditures (~$0.7 million related to fiber materials for BEAD/ReConnect and ~$0.5 million related to fixed wireless expenditures) • Adjusted EBITDA of ~$2.4 million (~$2.9 million excluding Fiber Fast Homes)
General Indemnity Group	• Completed the sale of GIG to CopperPoint on October 23, 2026 • Boston Omaha received ~$75.3 million in net proceeds and could receive up to ~93% of the ~$5.3 million in escrow at the two-year anniversary of closing the transaction • Boston Omaha received the 2,673,831 shares of SKYH Class A common stock held by UCS
Boston Omaha Asset Management	• Five real estate assets remaining (four in 24th Street Funds and one in BFR Fund)
Investment in Sky Harbour Group	• Unrealized loss of ~$2.2 million related to SKYH warrants • Equity method income of ~$2.6 million related to SKYH Class A common stock • Realized gain of ~$1.4 million on sale of 360,000 shares of SKYH Class A common stock
Corporate	• Repurchased 457,308 shares of our Class A common stock for a total cost of ~$6.4 million

Business Unit Updates

Link Media Outdoor

Outdoor Advertising

BOSTON OMAHA

($M)	Q3 '26	YoY Growth	YTD '26	YoY Growth
Revenue	$12.1	*2.4%*	$34.8	*2.3%*
Land cost % [1]	17.5%	*(0.7)%*	17.1%	*(2.0)%*
Gross margin %	68.1%	*0.2%*	68.7%	*2.0%*
Operating income	$2.5	*2.6%*	$6.9	*17.9%*
Net income	$2.1	*4.9%*	$5.9	*24.5%*
Adjusted EBITDA [2]	$4.9	*3.2%*	$13.9	*7.7%*

1. Land costs as a percentage of revenue.
2. Adjusted EBITDA is defined as operating income (loss) before depreciation, amortization, accretion, and gain or loss on disposition of assets.

Highlights

- Highest quarterly revenue to date at Link during Q3 '26.
- Decrease in land cost mainly due to ASC 842 lease accounting entries. Land cost excl. ASC 842 was 17.7% in Q3 '26 compared to 17.4% in Q3 '25.
- Excluding the ASC 842 impact on land cost, adjusted EBITDA organically grew 1.6% YTD YoY.

Key Metrics	Q3 '26	Q3 '25
Debt to EBITDA ratio [3]	1.8x	1.9x
Structure and face count [4]	~3.9k / ~7.5k	~4.0k / ~7.6k
Digital faces	110	109

3. Consolidated leverage ratio as defined in Link's credit agreement which was most recently amended on October 20, 2025.
4. Reduction driven by loss of structures due to storms and the removal of uneconomical structures over time.

Boston Omaha Broadband

AireBeam, InfoWest and Utah Broadband

BOSTON OMAHA

($M)	Q3 '26	YoY Growth	YTD '26	YoY Growth
Revenue	$9.2	*(2.9)%*	$28.6	*(0.6)%*
Gross margin %	77.4%	*(2.6)%*	78.7%	*(1.9)%*
Operating loss [5]	($0.8)	*($0.7)*	($0.6)	*($1.1)*
Net loss [5]	($0.9)	*($0.7)*	($1.1)	*($1.2)*
Adjusted EBITDA [5,6]	$2.9	*(10.2)%*	$9.9	*(2.1)%*
Capital Expenditures [7]	$3.2	*(11.1)%*	$11.5	*(13.5)%*

5. Includes allocation of broadband parent company overhead expenses.
6. Adjusted EBITDA is defined as operating income (loss) before depreciation, amortization, accretion, and gain or loss on disposition of assets.
7. Includes $0.7 million related to fiber materials for BEAD/ReConnect and $0.5 million related to fixed wireless expenditures during Q3 2026.

Highlights

- ~4.2k new fiber passings and ~2.2k new fiber subscribers YTD '26.
- Net fixed wireless subscriber losses of ~2.7k YTD '26.
- Continue to focus on developing strategic partnerships and driving cost efficiencies across all three BOB business units.

Key Metrics	Q3 '26	Q3 '25
Fixed wireless subscribers	26.9k	30.2k
Fiber subscribers	17.3k	14.1k
Fiber passings	43.8k	36.0k
Debt to EBITDA ratio	0.9x	0.8x

Boston Omaha Broadband

Fiber Fast Homes – Greenfield Fiber New Homes Division

BOSTON OMAHA

($M)	Q3 '26	*YoY Growth*	YTD '26	*YoY Growth*
Revenue	$0.9	*31.7%*	$2.7	*41.0%*
Gross margin %	41.9%	*19.4%*	35.1%	*15.6%*
Operating loss [8]	($1.1)	*23.8%*	($3.6)	*14.2%*
Net loss [8]	($1.1)	*22.5%*	($3.8)	*12.4%*
Adjusted EBITDA [8,9]	($0.5)	*43.5%*	($1.9)	*34.2%*
Capital Expenditures	$1.3	*30.0%*	$3.2	*(20.0%)*

8. Includes allocation of broadband parent company overhead expenses.
9. Adjusted EBITDA is defined as operating income (loss) before depreciation, amortization, accretion, and gain or loss on disposition of assets.

Highlights

- ~900 new fiber passings and ~700 new fiber subscribers during YTD '26.
- Working to continue growing subscriber base while integrating costs to lower burn rate.
- The team continues to work on sourcing additional contracted backlog in geographies where we can obtain scale.

Key Metrics	Q3 '26	Q3 '25
Fiber subscribers	5.5k	4.5k
Fiber passings	9.6k	8.5k
HOA & Joint Venture Backlog [10]	9.2k	9.4k
Debt to EBITDA ratio	-	-

10. Contracted backlog passings/subscribers available to us at present which we may or may not complete depending on a host of factors.

Investments

BOSTON OMAHA

($M)	GAAP Value [11]	Market Value [12]	Proceeds to Date [13]
Sky Harbour	$71.6	$105.3	$17.8
CB&T	$19.1		n/a
BOAM General Partner [14]	$2.1		$8.2
Build for Rent Fund	$1.8		$13.2
24th Street Funds	$2.1		$9.7
Other [15]	$3.9		$2.8

11. GAAP value as of September 30, 2026.

12. NYSE market value of 10,979,994 shares of Sky Harbour Class A common stock and 7,719,779 warrants as of September 30, 2026.

13. Includes distributions and sale proceeds from investments through September 30, 2026.

14. Includes management fees and promote earned to date at Boston Omaha Asset Management.

15. Includes MyBundle TV, Logic, and marketable equity securities.

Cash, Tax Assets, and Share Repurchase Authorization

Cash, Tax Assets, and Share Repurchase Program

BOSTON OMAHA

($M)	As of Sept 30, 2026
Unrestricted cash (16)	$13.3
U.S. Treasury securities	$16.2
Total	$29.5
Net operating loss carry forwards (17)	$133.4
BOC share repurchase authorization remaining (18)	$7.4

16. Excludes General Indemnity Group, 24th Street Funds and Build for Rent Fund.

17. Net operating loss carry forwards as of December 31, 2025.

18. During the first nine months of 2026, we repurchased 1,283,875 shares of our Class A common stock for a total cost of approximately $16.9 million. In September 2026, we approved and authorized a new $30 million Class A common stock repurchase program, effective November 1, 2026, replacing the prior share repurchase program. In November 2026, the Board voted to increase the size of the new share repurchase program from $30 million to $85 million. Since September 30, 2026, we've repurchased 209,178 shares of our Class A common stock for a total cost of approximately $2.8 million.

Appendix

Non-GAAP Information
($M)

BOSTON OMAHA

Link Media Outdoor						
	For the Three Months Ended September 30,		Change	For the Nine Months Ended September 30,		Change
	2026	2025	#	2026	2025	#
Operating income	$ 2.5	$ 2.4	$ 0.1	$ 6.9	$ 5.9	$ 1.1
Depreciation	1.4	1.4	0.0	4.1	4.0	0.1
Amortization	1.0	1.0	(0.0)	2.9	2.9	(0.0)
Accretion	0.1	0.1	-	0.2	0.2	-
Loss (gain) on disposition of assets	0.1	0.0	0.1	(0.1)	(0.0)	(0.1)
Adjusted EBITDA	$ 4.9	$ 4.8	$ 0.2	$ 13.9	$ 12.9	$ 1.0

Boston Omaha Broadband						
	For the Three Months Ended September 30,		Change	For the Nine Months Ended September 30,		Change
	2026	2025	#	2026	2025	#
Operating loss	$ (1.8)	$ (1.4)	$ (0.4)	$ (4.2)	$ (3.8)	$ (0.5)
Depreciation	3.3	2.9	0.4	9.5	8.3	1.2
Amortization	0.9	0.9	0.0	2.7	2.7	0.0
Accretion	0.0	0.0	-	0.0	0.0	-
Loss (gain) on disposition of assets	0.0	(0.0)	0.1	0.1	0.0	0.1
Adjusted EBITDA	$ 2.4	$ 2.3	$ 0.1	$ 8.0	$ 7.2	$ 0.8